UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2005

ELDERTRUST OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-89312-02	23-2915846
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 7, 2005, ElderTrust Operating Limited Partnership (the “Partnership”), entered into a Consent of General Partner and Third Amendment to Second Amended and Restated Agreement of Limited Partnership (the “Amendment”) with ElderTrust, its general partner, Ventas, Inc. (“Ventas”) and the other limited partners named therein to establish a new class of units of limited partnership interest entitled “Class D Units” (the “Class D Units”) and to set forth the designations, preferences and relative, participating, option and other special rights, powers and duties of such Class D Units.

The Amendment provides, among other things, that (i) each Class D Unit is redeemable for one share of common stock, par value $0.25 per share (“Common Stock”), of Ventas (subject to adjustment upon the occurrence of certain events) and (ii) the holders of Class D Units will be entitled to a distribution on each Class D Unit equal to any and all dividends and/or distributions payable on the number of shares of Common Stock into which such Class D Unit is then exchangeable at the same time as such dividends are payable and for the same periods covered by such dividends.

The foregoing description is qualified by reference in its entirety to the Amendment, a copy of which is filed herewith as Exhibit 4.1 and incorporated in this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On June 7, 2005, concurrently with the consummation of the merger of Provident Senior Living Trust (“Provident”) with and into Ventas Provident, LLC (formerly VTRP Merger Sub, LLC), a wholly owned subsidiary of Ventas, and pursuant to OP Contribution Agreements dated as of April 12, 2005 with Ventas and each holder of common units of limited partnership interest in PSLT OP, L.P., a subsidiary of Provident, issued pursuant to Provident’s Long-Term Incentive Plan (“LTIP Units”), the Partnership issued an aggregate of 345,147 Class D Units, representing 4.1% of the equity interests in the Partnership, to the LTIP Unit holders in exchange for their LTIP Units, at an exchange ratio of 0.8022 Class D Units for each LTIP Unit. The Class D Units were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description
4.1	Consent of General Partner and Third Amendment to Second Amended and Restated Agreement of Limited Partnership dated as of June 7, 2005 among the Partnership, ElderTrust, Ventas and the holders of Class D Units named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELDERTRUST OPERATING LIMITED PARTNERSHIP

By: ElderTrust, its general partner

Date: June 10, 2005	By:	/s/ T. Richard Riney
T. Richard Riney
Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Consent of General Partner and Third Amendment to Second Amended and Restated Agreement of Limited Partnership dated as of June 7, 2005 among the Partnership, ElderTrust, Ventas and the holders of Class D Units named therein.